EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of American Real Estate Acquisition Corporation on Form SB-2 of our report dated July 15, 2002 on the Balance Sheet, and Statements of Income, Cash Flows, and Changes in Stockholders’ Equity of American Real Estate Acquisition Corporation appearing in the prospectus, which is part of this Registration Statement, and we also consent to the reference to us under the heading “Experts”.

/s/ COTTRELL & KEAN, LLP

Rolla, Missouri

October 10, 2002